   As filed with the Securities and Exchange Commission on January 31, 2002

                                           Registration Statement No. 333-71968

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--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------


                                Amendment No. 4

                                      to
                                   Form S-1

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              -------------------
                        Sunoco Logistics Partners L.P.
            (Exact name of registrant as specified in its charter)


           Delaware                         4610                 23-3096839
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              1801 Market Street
                       Philadelphia, Pennsylvania 19103
                                (215) 977-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------
                               JEFFREY W. WAGNER
                              Sunoco Partners LLC
                              1801 Market Street
                       Philadelphia, Pennsylvania 19103
                                (215) 977-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------
                                  Copies to:

 WILLIAM N. FINNEGAN IV                                     JOSHUA DAVIDSON
 CATHERINE S. GALLAGHER                                   Baker Botts L.L.P.
 Vinson & Elkins L.L.P.                                     One Shell Plaza
 1001 Fannin, Suite 2300                                     910 Louisiana
Houston, Texas 77002-6760                              Houston, Texas 77002-4995
     (713) 758-2222                                         (713) 229-1234

                               -----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE



   Sunoco Logistics Partners L.P. has prepared this Amendment No. 4 to its Registration Statement on Form S-1 for the sole purpose of filing with the Securities and Exchange Commission an additional exhibit to the Registration Statement. This Amendment No. 4 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.


                                    PART II



              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13.  Other Expenses of Issuance and Distribution.

   Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE filing fee, the amounts set forth below are estimates.

                 SEC registration fee.............. $   30,188
                 NASD filing fee...................     12,575
                 NYSE listing fee..................    110,000
                 Printing and engraving expenses...    700,000
                 Fees and expenses of legal counsel  2,500,000
                 Accounting fees and expenses......  1,500,000
                 Transfer agent and registrar fees.      4,000
                 Miscellaneous.....................  1,143,237
                                                    ----------
                    Total.......................... $6,000,000
                                                    ==========

Item 14.  Indemnification of Directors and Officers.

   The section of the prospectus entitled "The Partnership Agreement--Indemnification" discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 8 of the Underwriting Agreement to be filed as an exhibit to this registration statement in which Sunoco, Inc. and its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15.  Recent Sales of Unregistered Securities.

   On October 15, 2001, in connection with the formation of the partnership, Sunoco Logistics Partners L.P. issued to (i) Sunoco Partners LLC the 2% general partner interest in the partnership for $20 and (ii) to Sun Pipe Line Company of Delaware the 98% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years. Concurrently with the issuance and distribution of the securities registered hereby, Sunoco Logistics Partners Operations L.P., our operating partnership, intends to issue $250 million of senior notes in an offering exempt from registration under Section 4(2) of the Securities Act.

Item 16.  Exhibits

   The following documents are filed as exhibits to this registration statement:

Exhibit
Number                                              Description
------                                              -----------

 1.1++  -- Form of Underwriting Agreement

  3.1+  -- Certificate of Limited Partnership of Sunoco Logistics Partners L.P.

 3.2++  -- Form of First Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners
           L.P. (included as Appendix A to the Prospectus)

 Exhibit
 Number                                             Description
 ------                                             -----------

     3.3++ -- Certificate of Limited Partnership of Sunoco Logistics Partners Operations L.P.

     3.4++ -- Form of Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners
              Operations L.P.

      3.5+ -- Certificate of Organization of Sunoco Partners LLC

     3.6++ -- Form of Amended and Restated Limited Liability Company Agreement of Sunoco Partners LLC

     5.1++ -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

     8.1++ -- Opinion of Vinson & Elkins L.L.P relating to tax matters

    10.1++ -- Form of Credit Facility

    10.2++ -- Form of Contribution, Conveyance and Assumption Agreement

    10.3++ -- Form of Sunoco Partners LLC Long-Term Incentive Plan

    10.4++ -- Form of Sunoco Partners LLC Annual Incentive Plan

    10.5++ -- Form of Omnibus Agreement

    10.6++ -- Form of Pipelines and Terminals Storage and Throughput Agreement

    10.7++ -- Revolving Credit Agreement of Sunoco, Inc.

  10.7.1++ -- Amendment to Revolving Credit Agreement of Sunoco, Inc.

    10.8++ -- Form of Interrefinery Lease

    10.9++ -- Form of Indenture for the Senior Notes

   10.10++ -- Form of Note Purchase Agreement for the Senior Notes

   10.11++ -- Form of Crude Oil Buy/Sell Agreement

   10.12++ -- Form of Crude Oil Sale Agreement

   10.13++ -- Form of Treasury Services Agreement

     10.14 -- Form of Intellectual Property and Trademark License Agreement

    21.1++ -- List of Subsidiaries of Sunoco Logistics Partners LP

     23.1* -- Consent of Ernst & Young LLP

    23.2++ -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

    23.3++ -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

     24.1+ -- Powers of Attorney

--------
+ Previously filed with Form S-1 filed on October 22, 2001.
++Previously filed with Amendment No. 1 to Form S-1 filed December 18, 2001. ++Previously filed with Amendment No. 2 to Form S-1 filed January 11, 2002.

* Previously filed with Amendment No. 3 to Form S-1 filed January 28, 2002.


Item 17.  Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement (No. 333-71968) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 31, 2002.


                                          SUNOCO LOGISTICS PARTNERS L.P.

                                          By: Sunoco Partners LLC,
                                              its General Partner




                                             By: /S/  DEBORAH M. FRETZ
                                                -----------------------------
                                                Name: Deborah M. Fretz
                                                Title: President and Chief
                                                       Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement (No. 333-71968) has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                                  Title                             Date
      ---------                                  -----                             ----
/S/ DEBORAH M. FRETZ           President, Chief Executive Officer and       January 31, 2002
--------------------------       Director (Principal Executive Officer)
    Deborah M. Fretz

/S/ COLIN A. OERTON            Vice President and Chief Financial           January 31, 2002
--------------------------       Officer (Principal Financial Officer)
    Colin A. Oerton

          *                    Comptroller (Principal Accounting            January 31, 2002
--------------------------       Officer)
    Joseph P. Krott

          *                    Director                                     January 31, 2002
--------------------------
    John G. Drosdick

          *                    Director                                     January 31, 2002
--------------------------
    Thomas W. Hofmann



*By: /S/ DEBORAH M. FRETZ
--------------------------
   Name: Deborah M. Fretz
   Title: Attorney-In-Fact

                                 EXHIBIT INDEX


Exhibit
Number                                               Description
------                                               -----------

 1.1++   -- Form of Underwriting Agreement

 3.1+    -- Certificate of Limited Partnership of Sunoco Logistics Partners L.P.

 3.2++   -- Form of First Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners
            L.P. (included as Appendix A to the Prospectus)

 3.3++   -- Certificate of Limited Partnership of Sunoco Logistics Partners Operations L.P.

 3.4++   -- Form of Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners
            Operations L.P.

 3.5+    -- Certificate of Organization of Sunoco Partners LLC

 3.6++   -- Form of Amended and Restated Limited Liability Company Agreement of Sunoco Partners LLC

 5.1++   -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

 8.1++   -- Opinion of Vinson & Elkins L.L.P relating to tax matters

10.1++   -- Form of Credit Facility

10.2++   -- Form of Contribution, Conveyance and Assumption Agreement

10.3++   -- Form of Sunoco Partners LLC Long-Term Incentive Plan

10.4++   -- Form of Sunoco Partners LLC Annual Incentive Plan

10.5++   -- Form of Omnibus Agreement

10.6++   -- Form of Pipelines and Terminals Storage and Throughput Agreement

10.7++   -- Revolving Credit Agreement of Sunoco, Inc.

10.7.1++ -- Amendment to Revolving Credit Agreement of Sunoco, Inc.

10.8++   -- Form of Interrefinery Lease

10.9++   -- Form of Indenture for the Senior Notes

10.10++  -- Form of Note Purchase Agreement for the Senior Notes

10.11++  -- Form of Crude Oil Buy/Sell Agreement

10.12++  -- Form of Crude Oil Sale Agreement

10.13++  -- Form of Treasury Services Agreement

10.14    -- Form of Intellectual Property and Trademark License Agreement

21.1++   -- List of Subsidiaries of Sunoco Logistics Partners LP

23.1*    -- Consent of Ernst & Young LLP

23.2++   -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3++   -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1+    -- Powers of Attorney

--------
 +  Previously filed with Form S-1 filed on October 22, 2001.
 ++ Previously filed with Amendment No. 1 to Form S-1 filed December 18, 2001. ++ Previouslyfiled with Amendment No. 2 to Form S-1 filed January 11, 2002.

 *  Previously filed with Amendment No. 3 to Form S-1 filed January 28, 2002.